SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 13, 2000
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                        ENTEX Information Services, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                          000-23457           13-3715291
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(State or other jurisdiction               (Commission        (I.R.S. Employer
     of incorporation)                     File Number)     Identification No.)

6 International Drive, Rye Brook, NY                          10573-1085
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(Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (914) 935-3600
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          (Former name or former address, if changed since last report)







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Item 5. Other Events.

     ENTEX Information Services, Inc. (the "Company") has entered into an Agreement and Plan of Merger, dated as of March 13, 2000 (the "Merger Agreement"), by and among the Company, Siemens Corporation, a Delaware corporation ("Siemens"), and Emilia Acquisition Corp., a Delaware corporation specifically organized for the purpose of effecting the Merger (as defined below) and a direct, wholly owned subsidiary of Siemens ("Acquisition"), pursuant to which the Company has agreed to consummate the merger (the "Merger") of Acquisition with and into the Company. The Merger is subject to certain conditions including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Siemens, through Acquisition, will acquire in the Merger all of the outstanding common stock of the Company (the "Common Stock") for an aggregate cash purchase price of $105 million less the following deductions (the "Purchase Price"), without duplication:

          (i) the amount by which the Company's current assets less total liabilities at the Measurement Date (as defined below) are less than the Company's current assets less total liabilities at September 26, 1999;

          (ii) the expenses of the Company in connection with the Merger, including legal and financial advisor fees and expenses and bonus, severance and additional compensation costs;

          (iii) the $12.5 million premium which will be payable in connection with the redemption of the Company's 12-1/2% Senior Subordinated Notes due 2006 (the "Notes"), issued and outstanding pursuant to the Indenture dated July 29, 1998 (the "Notes Indenture") among the Company, the Subsidiary Guarantors (as defined therein) and Marine Midland, N.A., as trustee; and

          (iv) an amount equal to $32.2 million less the book value of the Company's 5.5% Convertible Subordinated Debentures due 2007, issued and outstanding pursuant to the Indenture dated March 18, 1987, as supplemented, between Businessland, Inc. and Security Pacific National Bank, as of the Measurement Date. It is estimated that this deduction will be approximately $12.0 million.

     The first $20.0 million (the "Indemnity Amount") of the Purchase Price will be deposited into an interest-bearing escrow pursuant to an Escrow Agreement, to be entered into on the Measurement Date (the "Escrow Agreement"), among the Company, Siemens, ChaseMellon Shareholder Services, L.L.C., as the escrow agent, and Dort A. Cameron III, the Chairman and controlling stockholder of the Company, in his capacity as the stockholders' representative. The Indemnity Amount shall be held and disbursed by the escrow agent to satisfy any indemnification claims by Siemens relating to breaches of any representations, warranties or covenants in the Merger Agreement. Any of these funds


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not utilized for such purposes (net of escrow-related expenses) will be paid to the former stockholders of the Company eighteen months following the Measurement Date, except to the extent of any unresolved indemnification claims as of such date.

     The next $20.0 million (the "Tax Escrow Amount") of the Purchase Price, if any, will be deposited into an interest-bearing escrow pursuant to a Tax Escrow Agreement, to be entered into on the Measurement Date (the "Tax Escrow Agreement"), among the Company, Siemens, ChaseMellon Shareholder Services, L.L.C., as the tax escrow agent, and Dort A. Cameron III, in his capacity as the stockholders' representative. The funds deposited with the tax escrow agent pursuant to the Tax Escrow Agreement are intended to provide Siemens with indemnification for any tax liabilities and related expenses relating to the Company's 1994, 1995 and 1996 fiscal years. Any of these funds not utilized for such purposes (net of certain escrow-related expenses) will be paid to the former stockholders of the Company upon receipt of a refund currently pending before the IRS with respect to these tax years or other resolution of such tax matters. While the timing of the refund or other definitive resolution of these tax matters cannot be determined, it is not anticipated to occur prior to June 30, 2000.

     The remainder of the Purchase Price, if any (after a $500,000 reserve that may be utilized by Dort A. Cameron III for expenses in his capacity as stockholders' representative), will be released to the former stockholders of the Company promptly following the later of the resolution of the Closing Statement (as defined below) or the effective time of the Merger.

     Concurrently with the execution of the Merger Agreement, pursuant to a Stockholders Agreement, dated as of March 13, 2000 (the "Stockholders Agreement"), by and among Dort A. Cameron III, Entex Associates L.P., an affiliates of Mr. Cameron, and John A. McKenna, Jr., the Chief Executive Officer and a Director of the Company (collectively, the "Principal Stockholders"), Siemens and Acquisition, the Principal Stockholders, among other things, granted Acquisition an exclusive option (the "Call Option") to acquire 24,719,596 shares of the Common Stock in the aggregate, exercisable at any time, at the Purchase Price (payable at the same time(s) other stockholders of the Company receive their consideration). In addition, the Principal Stockholders have received an undertaking from Acquisition to purchase their shares, at their option (the "Put Option"), for the Purchase Price in the event the Securities Exchange Commission reviews the Company's Information Statement on Schedule 14C to be filed in connection with the Merger and the conditions to the Merger are then satisfied.

     If either the Call Option or Put Option is exercised, the "Measurement Date" will be the date shares of the Common Stock are purchased pursuant to such exercise. If neither option is exercised, the "Measurement Date" will be the effective time of the Merger, which will occur promptly upon satisfaction of the conditions to the Merger. Holders of 7,104,148 shares of the Common Stock are subject to drag-along obligations. If either the Call Option or the Put Option is exercised, Mr. Cameron will exercise his drag-along rights, thereby requiring the holders of such shares to sell such shares to Acquisition on the same terms as his sale, including purchase price and timing of receipt of payment.


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                                      -3-


     Pursuant to the terms of the Merger Agreement, within thirty days following the Measurement Date, Siemens will deliver to Mr. Cameron, in his capacity as the stockholders' representative, a closing statement (the "Closing Statement") setting forth the calculation of the Purchase Price, based on the balance sheet of the Company as of the Measurement Date. Mr. Cameron will have up to 15 days to either approve or object to their Closing Statement. If he objects to their Closing Statement, there is a dispute resolution mechanism in the Merger Agreement that contemplates resolution of any objections within 40 days after Mr. Cameron's objections, although actual resolution may take longer.

     Each share of Common Stock will be entitled to receive its proportionate share of the Purchase Price (as calculated in the manner and at the times described above). As of March 9, 2000, there were 32,814,724 outstanding shares of the Common Stock. Because the final deductions to the Purchase Price will not be known until the Closing Statement is agreed to, and the total claims against the escrow amounts will not be finally known until the end of the respective escrow periods, the Company cannot determine at this time what either the Purchase Price or the Purchase Price per share will be. However, the Company estimates that the Purchase Price per share (including amounts that will be subject to claims of Siemens under the Escrow Agreement and the Tax Escrow Agreement) will be between $1.20 and $1.50, and may be significantly less than such amount.

     In addition, pursuant to the terms of the Merger Agreement, and in accordance with the terms of the Notes Indenture, the Company will call for redemption all of the Notes outstanding at a redemption price equal to 112-1/2% of their principal amount plus accrued interest to the date of redemption. The redemption of the Notes will be funded by Siemens and is expected to take place at least 30 days, and no more than 60 days, after the Measurement Date.

     The Merger Agreement, the Escrow Agreement, the Tax Escrow Agreement, the Stockholders Agreement and the press release relating to the Merger are attached as Exhibits 2.1, 10.1, 10.2, 10.3 and 99.1, respectively, and are incorporated herein by reference into this Item 5 and the foregoing description of such documents and transactions contemplated thereby are qualified in their entirety by reference to such Exhibits.





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                                      -4-



Item 7(c). Exhibits.

     The following Exhibits are included with this Form 8-K

     Exhibit
     Number               Description of Exhibit

     2.1 Agreement and Plan of Merger dated of March 13, 2000 by and between Siemens Corporation, Emilia Acquisition Corp. and ENTEX Information Services, Inc. (Certain Schedules and Exhibits have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Such Schedules and Exhibits are listed and described in the Agreement and Plan of Merger. The Registrant hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.).

     10.1 Escrow Agreement to be dated as of the Measurement Date among Siemens Corporation, ENTEX Information Services, Inc., ChaseMellon Shareholder Services, L.L.C. and Dort A. Cameron, III.

     10.2 Tax Escrow Agreement to be dated as of the Measurement Date among Siemens Corporation, ENTEX Information Services, Inc., ChaseMellon Shareholder Services, L.L.C. and Dort A. Cameron, III.

     10.3 Stockholders Agreement dated as of March 13, 2000 by and among Siemens Corporation, Emilia Acquisition Corp., Dort A. Cameron III, Entex Associates L.P. and John A. McKenna, Jr.

     99.1 Press Release of Registrant dated March 14, 2000.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ENTEX INFORMATION SERVICES, INC.




Dated:  March 16, 2000               By:  /s/ Shirley S. Mehta
                                          ---------------------------------
                                          Name:  Shirley S. Mehta
                                          Title:  Vice President and Controller








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                                  EXHIBIT INDEX

     Exhibit
     Number               Description of Exhibit

     2.1 Agreement and Plan of Merger dated of March 13, 2000 by and between Siemens Corporation, Emilia Acquisition Corp. and ENTEX Information Services, Inc.

     10.1 Escrow Agreement to be dated as of the Measurement Date among Siemens Corporation, ENTEX Information Services, Inc., ChaseMellon Shareholder Services, L.L.C. and Dort A. Cameron, III.

     10.2 Tax Escrow Agreement to be dated as of the Measurement Date among Siemens Corporation, ENTEX Information Services, Inc., ChaseMellon Shareholder Services, L.L.C. and Dort A. Cameron, III.

     10.3 Stockholders Agreement dated as of March 13, 2000 by and among Siemens Corporation, Emilia Acquisition Corp., Dort A. Cameron III, Entex Associates L.P. and John A. McKenna, Jr.

     99.1 Press Release of Registrant dated March 14, 2000.